Exhibit 23.3

[RP Financial, LC Letterhead]



                                                               September 7, 2001



Board of Directors
Willow Grove Mutual Holding Company
Willow Grove Bancorp, Inc.
Willow Grove Bank
Welsh and Norristown Roads
Maple Glen, Pennsylvania  19002-8030

Members of the Boards:

         We hereby consent to the use of our firm's name in the Form AC Application for Conversion, the Form H-(e)1-s holding company application, and in the Form S-1 Registration Statement for Willow Grove Bancorp, Inc., in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Willow Grove Bancorp, Inc.


                                                      Sincerely,


                                                      /s/ RP FINANCIAL, LC.
                                                      ---------------------
                                                      RP FINANCIAL, LC.